SCHEDULE I

Transactions in the Securities of the Issuer Since Amendment No. 4

Name	Date	Price per Common Share[1]	Number of Common Shares Purchased/(Sold)
Cogence	9/29/2026	11.62[2]	(200)
Valence	9/29/2026	11.57[3]	(3,400)
Cogence	9/30/2026	11.82[4]	(200)
Valence	9/30/2026	11.81[5]	(3,200)
Valence	9/30/2026	12.34[6]	(300)
Cogence	10/1/2026	11.35	(100)
Valence	10/1/2026	11.49[7]	(2,846)
Cogence	10/2/2026	10.78[8]	(100)
Valence	10/2/2026	10.72[9]	(2,100)
Cogence	10/5/2026	10.29[10]	(100)
Valence	10/5/2026	10.33[11]	(3,600)
Cogence	10/6/2026	10.62[12]	(100)
Valence	10/6/2026	10.67[13]	(1,800)
Cogence	10/7/2026	10.50[14]	(103)
Valence	10/7/2026	10.26[15]	(2,548)
Cogence	10/8/2026	9.89	(97)
Valence	10/8/2026	9.87[16]	(1,703)

1Price per Common Share does not include any brokerage commissions or service charges. Where weighted average price is used for the reported transactions, the Reporting Persons undertake to provide upon request by the SEC, full information regarding the number of Common Shares purchased or sold at each separate price.

2A weighted average price based on prices ranging from $11.36 to $11.79.

3A weighted average price based on prices ranging from $11.21 to $11.79.

4A weighted average price based on prices ranging from $11.49 to $12.02.

5A weighted average price based on prices ranging from $11.19 to $12.18.

6A weighted average price based on prices ranging from $12.30 to $12.37.

7A weighted average price based on prices ranging from $10.94 to $11.81.

8A weighted average price based on prices ranging from $10.71 to $10.84.

9A weighted average price based on prices ranging from $10.21 to $11.05.

10A weighted average price based on prices ranging from $10.28 to $10.31.

11A weighted average price based on prices ranging from $10.10 to $10.74.

12A weighted average price based on prices ranging from $10.61 to $10.62.

13A weighted average price based on prices ranging from $10.53 to $10.85.

14A weighted average price based on prices ranging from $10.07 to $10.52.

15A weighted average price based on prices ranging from $9.85 to $10.65.

16A weighted average price based on prices ranging from $9.72 to $10.10.